                                                                       EXHIBIT G

                                PROMISSORY NOTE

$300,000.00                                                     January 24, 1995

        FOR VALUE RECEIVED, the undersigned, John E. Calaway and Calaway Oil & Gas Corporation (collectively, "Maker") promises to pay to the order of James C. Calaway ("Payee"), at his address 811 Dallas, Suite 1214, Houston, Texas 77002, the principal sum of Three Hundred Thousand and No/100 Dollars ($300,000.00), together with interest on said principal equal to eight percent (8%) per annum.

        This Note shall be due and payable as follows:

        Principal and accrued interest due and payable in full on or before January 24, 1998, together with interest on the unpaid principal balance at 8% per annum. Interest on the outstanding unpaid principal balance shall be computed in arrears and compounded monthly. Interest shall be computed from the date principal is advanced.

        Interest charges will be calculated on amounts advanced hereunder on the actual number of days said amounts are outstanding on the basis of a 365/366 day year, as the case may be. It is the intention of Maker and Payee to conform strictly to all applicable usury laws. It is therefore agreed that (i) in the event that the maturity hereof is accelerated by reason of an election by Payee, all unearned interest shall be cancelled automatically or, if theretofore paid, shall either be refunded to Maker or credited on the unpaid principal amount of this Note, whichever remedy is chosen by Payee, (ii) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with the transaction for which this Note is given shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum rate of interest that Payee may charge Maker under applicable law and in regard to which Maker may not successfully assert the claim or defense of usury, and (iii) if any excess interest is provided for, it shall be deemed a mistake and the same shall either be refunded to Maker or credited on the unpaid principal amount hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal non-usurious rate and amount of interest. All sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the indebtedness evidenced hereby to the full extent allowed by applicable law, shall be amortized, prorated, allocated and spread through the full term of this Note.

        In the event of default in the payment of any installment of principal or interest when due hereunder, or upon the occurrence of any event of default under any document or instrument executed in connection with or as security for this Note, or upon failure in performance of any covenant, agreement, or obligation to be performed under any documents executed in connection with or as security for this Note, Payee may declare the entirety of this Note, principal and interest, immediately due and payable without any notice, and failure to exercise said option shall not constitute a waiver on the part of Payee of the right to exercise the same at any other time.

        All past due principal and interest on this Note shall bear interest from maturity of such principal or interest (in whatever manner same may be brought about) until paid at the highest non-usurious rate allowed by applicable law. To the extent such highest non-usurious interest rate chargeable hereunder is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes, Article 5069-1.04, as amended) at the applicable time in effect. In the event default is made in the payment of this
Note in whatever manner its maturity may be brought about, and it is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other proceedings, Maker promises to pay all costs and reasonable attorneys' fees incurred by Payee as a result thereof.

        Maker and every surety, endorser and guarantor of this Note waive grace, notice, demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intention to accelerate, notice of acceleration of the indebtedness due hereunder and all other notice, filing of suit and diligence in collecting this Note, and the enforcing of any of the security rights of Payee, and consent and agree that the time of payment hereof may be extended without notice at any time and from time to time, and for periods of time whether or not for a term or terms in excess of the original term hereof, without notice or consideration to, or consent from, any of them.

        This Note may be prepaid, in whole or in part, at any time without penalty.

        All regular installments and any prepayment sums as received by Payee or other holder hereof shall be applied to any indebtedness of Maker to Payee in such order as Payee shall elect in its sole discretion.

        The indebtedness evidenced by this Note is secured by a pledge and security interest in 2105.3 shares of stock of Edge Petroleum Corporation which has this day been delivered to Payee. Payee agrees when said Note is paid in full to endorse such stock certificate back over to Maker.

        The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective successors and assigns.

        EXECUTED EFFECTIVE the day and year first written above.


                                        "Maker":


                                        /s/ John E. Calaway
                                        -------------------------------
                                        John E. Calaway

                                        CALAWAY OIL & GAS CORPORATION

                                        By: /s/ John E. Calaway
                                           ---------------------------------
                                            John E. Calaway, President

                ADDENDUM TO JAMES C. CALAWAY - JOHN E. CALAWAY
                                 $300,000 LOAN

     The following additional terms are made a part of the loan agreement between James C. Calaway and John E. Calaway:

1. John E. Calaway agrees to spend $30,000.00 of the loan proceeds received from James C. Calaway in connection with the captioned loan on improvements and furnishings for the condominium James C. Calaway is buying in Aspen, Colorado at Southpoint Condominiums. The $30,000.00 expenditure will be spent first on improvements and furnishings, and any excess funds will be applied towards the purchase price of the unit. Should the improvements and furnishings cost more than $30,000.00, James C. Calaway will pay the excess.

2. As a result of such expenditures, John E. Calaway will own an undivided interest in such condominium, such including the improvements, furnishings and car, (a Range Rover) equal to the fraction the numerator of which is $30,000.00 and the denominator of which is the sum of all expenditures made by James C. Calaway to acquire the condominium, furniture, improvements and car. John E. Calaway will be entitled to receive a Warranty Deed for his undivided interest in the condominium and related improvements. James C. Calaway will retain all decision making authority concerning the building, furnishing and decorating of the condominium, the purchase of furniture and improvements and the purchase of the car and the ongoing maintenance of such items. The car will be registered in the name of James C. Calaway but John E. Calaway will own his undivided share thereof, beneficially. Except as set forth in paragraph 4. below, each party will be liable for their respective undivided ownership interest share of all liabilities and obligations which arise in connection with the condominium, improvements, furnishings and car, and each party shall indemnify and hold harmless the other party, their successors and assigns, against any claims, losses, liabilities or lawsuit in excess of such party's proportionate share.

3. Ongoing costs of maintenance, utilities, taxes, insurance and general upkeep of the condominium and improvements will be borne by the parties in accordance with their undivided ownership interest. It is anticipated that James C. Calaway will be responsible for paying all such expenses, and John
    E. Calaway will reimburse James C. Calaway on or before the 5th day of each month for John E. Calaway's proportionate share of such costs. Each party will be responsible for gasoline, oil, and light maintenance for the use of the car while such party is using the same.

4. Normal wear and tear on the condominium and improvements and on the car will be borne by the parties in proportion to their ownership interest, but any damages or losses above normal wear and tear which are caused by a party or their guests or invitees will be borne and paid for entirely by such party.

5. The parties agree to purchase a comprehensive liability (all perils) homeowner's policy of insurance to cover the condominium, its use, and occupants, with the cost of same to be paid for by the parties in proportion to their ownership interest.

                                               Addendum to JCC-JEC $300,000 Loan
                                                                 January 3, 1995
                                                                          Page 2

6. Except as may otherwise be agreed between the parties, each of the parties shall have the right to use and occupy the condominium a number of days each year that is equal to each respective party's percentage ownership times 365 days. For example, assuming John E. Calaway is entitled to 1/14 undivided ownership interest, he would be entitled to occupy the condominium for 26 days out of the year (365 x 1/14). James C. Calaway agrees that John E. Calaway will have a superior right of possession to the condominium during the week between Christmas and New Years and during any time periods when John E. Calaway has possession of his children.

7. John E. Calaway, at his discretion, shall furnish all of the art work for the condominium at no cost to James C. Calaway. John E. Calaway will retain full ownership of the art work.

8. James C. Calaway IRA Account, Calaway Petroleum Interests, Inc., Southwest Minerals or others may all participate as lenders in the loan in such amounts as James C. Calaway shall determine.

9. This Agreement is not intended to constitute a partnership, and the parties shall not be liable as partners, joint venturers, or associates. This contract is intended to set forth the rights and obligations of the parties with respect to their undivided ownership interest in the property herein described, and their cost sharing arrangement with respect thereto.

10. The rights and obligations of the parties under this Agreement may not be sold, transferred, mortgaged, hypothecated or otherwise encumbered without the prior written consent of the other party. However, either party may dispose of their interest by gift, devise or intestate succession.


AGREED TO AND ACCEPTED THIS 3RD DAY OF JANUARY, 1995

JOHN E. CALAWAY

BY: /S/ JOHN E. CALAWAY
   ----------------------------
   NAME:

AGREED TO AND ACCEPTED THIS 3RD DAY OF JANUARY, 1995

JAMES C. CALAWAY

BY: /S/ JAMES C. CALAWAY
   ----------------------------
   NAME:

                         PLEDGE AND SECURITY AGREEMENT
          (THIS AGREEMENT CONTAINS AN AFTER-ACQUIRED PROPERTY CLAUSE)

     THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated December 13, 1994, is made by JOHN E. CALAWAY and CALAWAY OIL & GAS CORPORATION, a Texas corporation (collectively, the "Pledgor" or "Borrower"), to JAMES C. CALAWAY (the "Lender").

     PRELIMINARY STATEMENTS:

     (1) The Pledgor, is the owner of the Stock described in Schedule 1 hereto (the "Stock").

     (2) The Lender has contemporaneously herewith entered into a Promissory Note and Loan Agreement dated January 24, 1995 (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Loan Agreement") with the Pledgor, pursuant to which Lender lent to Borrower the principal sum of $300,000.00.

     (3) Lender has requested and has the right to receive the additional collateral described herein, and the Pledgor has determined that it is in the best interests of the Pledgor to execute, deliver and perform this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into the Loan Agreement and the agreements and concessions made to Pledgor therein, the Pledgor hereby agrees as follows:

     SECTION 1. Defined Terms and Related Matters.

          (a) The capitalized terms used herein which are defined in the Loan Agreement and not otherwise defined herein shall have the meanings specified in the Loan Agreement.

          (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) Unless otherwise defined herein or in the Loan Agreement, the terms defined in Chapters 8 and 9 of the Connecticut Uniform Commercial Code is currently in effect as used herein as therein defined.

     SECTION 2. Pledge. The Pledgor hereby pledges to the Lender, and grants to the Lender a continuing first lien and security interest in, the following (the "Pledged Collateral"):

               (i) the Stock and all rights to receive dividends, income, distributions and other property from time to time received, receivable or otherwise distributed or distributable in respect of, attributable to or in exchange for, the Stock;

               (ii) all proceeds received on the sale of any of the foregoing.

     The inclusion of proceeds in this Agreement does not authorize the Pledgor to sell, dispose of or otherwise use the Pledged Collateral in any manner not specifically authorized hereby.

     SECTION 3. Security for Obligations. This Agreement secures the prompt and complete (a) payment of all obligations of the Pledgor to the Lender now or hereafter existing under the Note, as amended, as described in the Loan Agreement (the "Obligation"). This Security Agreement shall not secure any other amounts due Lender under the Loan Agreement or otherwise.

     SECTION 4. Delivery of Pledged Collateral. In order to effectuate the security interest of Lender, Borrower will deliver the Stock to Lender to hold pursuant to the terms and provisions hereof. Upon full payment of the Obligation, Lender will deliver the Stock back to Borrower endorsed in accordance with Borrower's instructions.

     SECTION 5. Representations and Warranties.

          (a) The representations and warranties in the Loan Agreement are true and correct.

          (b) Except as set forth in Schedule 1 hereto, the Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. Pledgor has not sold, transferred, assigned or disposed of any part of the Pledged Collateral. Pledgor owns the interests in the Pledged Collateral set forth in Schedule 1 attached hereto.

          (c) Except as set forth in Schedule 1 hereto, the Lender has a valid and perfected priority security interest in the Pledged Collateral, securing payment of the Obligations.

     SECTION 6. Further Assurances. The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

     SECTION 7. Rights to Receive Income. (a) So long as no Default or an Event of Default shall have occurred and be continuing:

               (i) Pledgor shall be entitled to receive and retain dividends, income and distributions paid in respect of the Pledged Collateral, provided, however, that any such payments paid to Pledgor in contravention of the Note, Loan Agreement or the Pledge and Security Agreement, shall be, and shall be forthwith delivered to the Lender to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property in trust for benefit of the Lender, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (b) Upon the occurrence and during the continuance of default which is not cured within the applicable cure period provided for in Paragraph 6.1 of the Loan Agreement,

               (i) All rights of the Pledgor to receive the dividends, income and distributions which it would otherwise be entitled to receive and retain pursuant to Section 7(a)(i) shall cease and the Lender shall have the sole right to receive and hold as Pledged Collateral all subsequent dividends, income and payments attributable to the Pledged Collateral up to the amount due Lender under this Note with any balance to Pledgor.

               (ii) All dividends, income, payments and distributions which are received by the Pledgor contrary to the provisions of Paragraph (i) of
          Section 7(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

     SECTION 8. Transfers and Other Liens.

          (a) The Pledgor shall not (i) sell, assign (by agreement, operation of law or otherwise), dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest or encumbrance upon or with respect to any of the Pledged Collateral which would be prior to the security interest created by this Agreement.

     SECTION 9. Lenders May Perform. If the Pledgor fails to perform any agreement contained herein or in the Loan Agreement, the Lender itself may perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Pledgor under Section 12 hereof.

     SECTION 10. The Lender's Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 11. Remedies Upon Uncured Default. If any Event of Default shall become an Uncured Default:

          (a) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code of the state whose laws are applicable to this transaction at the time (the "Code") (whether or not the Code applied to the affected Pledged Collateral), and the Lenders may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable, without recourse to judicial proceedings and without demand for payment, appraisement or advertisement of any kind, all of which the Pledgor waives. The Pledgor agrees to give at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made and such notice shall constitute reasonable notification. The Lender shall be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the sole discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 12 hereof) in whole or in part by the Lender against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) In connection with the sale of any Pledged Collateral, the Lender is authorized, but not obligated, to limit prospective purchases to the extent deemed necessary or desirable by the Lender to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws and regulations, and no sale so made in good faith by the Lender shall be deemed not to be "commercially reasonable" because so made.

          (d) All rights and remedies of the Lender expressed herein are in addition to all other rights and remedies possessed by the Lender in the Note, Loan Agreement and any other agreement or instrument relating to the Obligations.

     SECTION 12. Indemnity and Expenses.

          (a) The Pledgor hereby indemnifies the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of the Agreement), except claims, losses or liabilities resulting from the Lender's gross negligence or willful misconduct. It is the express intention of the Pledgor that the Lender shall be indemnified and held harmless against any and all losses, liabilities, claims, deficiencies, judgments or expenses arising out of or resulting from the ordinary negligence of the Lender.

          (b) After an Uncured Event of Default, the Pledgor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Lender may incur in connection with foreclosing the Security Agreement. Otherwise, Lender will bear his own legal fees in connection with this Note, Security Agreement and Loan Agreement.

     SECTION 13. Amendments, etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance for the specific purpose for which given.

     SECTION 14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and if to the Pledgor, mailed or telecopied or delivered to it, addressed to it at 1111 Bagby, Suite 2100, Houston, Texas 77002, ATTENTION: JOHN E. CALAWAY, if to the Lender, mailed or delivered to it, addressed to it at the address of the Lender specified in the Loan Agreement or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective three days after deposit in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, return receipt requested, or accompanied by some other proof of transmission. All such notices and other communications shall when hand delivered or faxed be effective upon receipt.

     SECTION 15. Waiver of Marshalling. All rights of marshalling of assets of the Pledgor, including any such right with respect to the Pledged Collateral, are, to the extent permitted by applicable law, hereby waived by the Pledgor.

     SECTION 16. Limitation By Law. All rights, remedies and powers provided in this Agreement, the Loan Agreement and any note or other document executed pursuant thereto may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of the Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable laws.

     SECTION 17. Severability. Should any clause, sentence, paragraph, subsection or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties hereto, and the remainder of this Agreement will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     SECTION 18. Captions. The captions in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

     SECTION 19. No Waiver: Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 20. Continuing Security Interest; Transfer of Note. This Agreement shall create a continuing security interest in the Pledged Collateral and any after-acquired property of Pledgor included in the description of Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligation, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of the Lender and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) the Lender may assign or otherwise transfer all or a portion of any of the Note to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. Upon the payment in full of the Obligation, the Pledgor shall be entitled to return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied against the Obligation pursuant to the terms hereof.

     SECTION 21. Survival of Representations and Warranties. All representations and warranties contained in this Agreement are made in writing by or on behalf of the Pledgor in connection herewith shall terminate as shall this Agreement when all amounts due under the Note have been paid in full.

     SECTION 22. Security Interest Absolute. All rights of the Lender and security interest hereunder and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of the Loan Agreement, the Note, any other loan document or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other times of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement or the Note;

          (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party pledgor.

     SECTION 23. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder or remedies hereunder, in respect of any particular Pledged Collateral are governed by the Laws of a jurisdiction other than the State of Texas.

     IN WITNESS WHEREOF, the Pledgor has caused this agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                  PLEDGOR

                                  By: /s/ JOHN E. CALAWAY
                                     --------------------------------
                                          JOHN E. CALAWAY

                                  CALAWAY OIL & GAS CORPORATION

                                  By: /s/ JOHN E. CALAWAY
                                     --------------------------------
                                  NAME: John E. Calaway
                                  TITLE: President

THE STATE OF TEXAS

COUNTY OF HARRIS

     Before me, a Notary Public, on this day personally appeared JOHN E. CALAWAY known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     Given under my hand and seal of this office this 19th day of December, 1994.

My Commission Expires:                  /s/ JOAN B. ROBISON
     1-22-96                               -----------------------
                                           NAME: JOAN B. ROBISON
                                           NOTARY PUBLIC

                                           Comm. Exp. 01-22-96

THE STATE OF TEXAS

COUNTY OF HARRIS

     Before me, a Notary Public, on this day personally appeared JOHN E. CALAWAY known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said CALAWAY OIL & GAS CORPORATION, a Texas corporation, and that he has executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     Given under my hand and seal of this office this 19th day of December, 1994.

My Commission Expires:                  /s/ JOAN B. ROBISON
     1-22-96                               -----------------------
                                           NAME: JOAN B. ROBISON
                                           NOTARY PUBLIC

                                           Comm. Exp. 01-22-96

                                  SCHEDULE 1.

All of the interest of Pledgor in and to the following:

2105.3 shares of stock of Edge Petroleum Corporation.






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